EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement pertaining to the Incentive Award Plan of United Defense Industries, Inc. of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of United Defense Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
April 15, 2004